                                                                     EXHIBIT 4.2

                         EAST KANSAS AGRI-ENERGY, L.L.C.
                             SUBSCRIPTION AGREEMENT
                                Membership Units
                                 $1,100 PER UNIT

                    MINIMUM INVESTMENT OF 10 UNITS ($11,000)
                      1 UNIT INCREMENTS THEREAFTER ($1,100)

The undersigned subscriber, desiring to become a member of East Kansas Agri-Energy, L.L.C. ("EKAE"), a Kansas limited liability company, with its principal place of business at 210 1/2 East 4th Avenue, P.O. Box 225, Garnett, Kansas 66032, hereby subscribes for the purchase of the membership interests of EKAE, and agrees to pay the related purchase price, identified below.

A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

   1.   Subscriber's Printed Name        _______________________________________
   2.   Title, if applicable:            _______________________________________
   3.   Subscriber's Address:
             Street                      _______________________________________
             City, State, Zip Code       _______________________________________
             Home Telephone              _______________________________________
             Business Telephone          _______________________________________
             Email                       _______________________________________

B. NUMBER OF UNITS PURCHASED. You must purchase at least 10 units and additional increments of at least 1 unit thereafter.

          -------------------

          -------------------

C.   PURCHASE PRICE. Indicate the dollar amount of your investment.

   1. TOTAL PURCHASE PRICE          =        2. TEN PERCENT (10%)          +      3. NINETY PERCENT (90%)
($1,100 Per Unit multiplied by                 1ST INSTALLMENT                         2ND INSTALLMENT
the number in box B above.)            (10% of the Total Purchase Price)      (90%  of the Total Purchase Price)
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                                    =                                      +
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D.   GENERAL INSTRUCTIONS FOR SUBSCRIBERS:

You should read the Prospectus dated [Date of Effectiveness] (the "Prospectus") in its entirety including financial statements and exhibits for a complete explanation of an investment in EKAE. To subscribe, you must:

     1. Complete all information required in this Subscription Agreement, and date and sign this Subscription Agreement at page 5.

     2. Complete all information required by the Member Signature Page of the Operating Agreement, and date and sign the Member Signature Page (the last page attached to this Subscription Agreement).

     3. Immediately provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to "The Mission Bank -- ESCROW AGENT FOR EKAE, LLC." You will determine this amount in box C.2 on page 1 of this Subscription Agreement. If, prior to your initial investment, we have obtained sufficient equity proceeds to release funds from escrow and EKAE has issued its demand notice, the full purchase price of the units (Box C.1 on page 1) will be due immediately at the time of your investment. You should make your check out for the amount indicated in Box C.1., payable to EKAE and you can skip to Item 7 below.

     4. Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the Units that is attached to this Subscription Agreement and your agreement to grant EKAE a security interest in your membership units.

     5. Deliver each of the original executed documents referenced in Items 1, 2, and 4 of these Instructions, together with your personal check described in
Item 3 of these Instructions to:

                                The Mission Bank
                 East Kansas Agri-Energy, L.L.C. Escrow Account
                               5201 Johnson Drive
                                Mission KS 66205

     6. Secure an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to "THE MISSION BANK -- ESCROW AGENT FOR EKAE" in satisfaction of the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. Deliver this check to the same address set forth above in Instruction 5 within twenty (20) days of the date of EKAE's written notice that its sales of Units have exceeded the Minimum Escrow Deposit of $2,000,900. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, EKAE shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement. If you are investing after EKAE has issued its demand notice, you do not need to complete the Promissory Note and Security Agreement and the amount of your personal or business check completed pursuant to Item 3 should be for the full amount of the purchase price in Box C.1.

Your funds will be placed in EKAE's escrow account at The Mission Bank, and the funds will be released to EKAE or returned to you in accordance with the escrow arrangements described in the Prospectus. If EKAE rejects your subscription, your Subscription Agreement and investment will be returned to you within 30 days of such rejection, plus nominal interest, minus escrow fees. EKAE may not consider the acceptance or rejection of your subscription until a future date near the end of this Offering.

     7. Deliver each of the original executed documents referenced in Items 1 and 2, along with your personal or business check described in Item 3 of these Instructions to EKAE at 210 1/2 East 4th Avenue, P.O. Box 225, Garnett, Kansas 66032. If, at the time of your initial investment, EKAE has already issued its demand notice and/or has released funds from escrow, your funds will be immediately released to EKAE upon EKAE's acceptance of this subscription agreement and receipt of your check.

YOU MAY DIRECT YOUR QUESTIONS TO WILLIAM R. PRACHT, PRESIDENT OF EKAE AT (785) 448-2888.

E. ADDITIONAL SUBSCRIBER INFORMATION. The subscriber, named above, certifies the following under penalties of perjury:

     1. FORM OF OWNERSHIP. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.
          (__) Individual
          (__) Joint Tenants with Right of Survivorship (Both signatures must appear in Item 7)
          (__) Corporation or Partnership (Corporate Resolutions or Partnership
               Agreement must be enclosed)
          (__) IRA
          (__) KEOGH
          (__) Pension or Profit Sharing Plan
          (__) Trust
               Trustee's Name: __________________________________________

               Trust Date: ______________________________________________
          (__) Other: Provide detailed information in the space immediately below.

     2. SUBSCRIBER'S TAXPAYER INFORMATION. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States or subject to back up withholding. KEOGHS should provide the taxpayer identification number of the account and the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians should provide the minor's social security number. All individual subscribers and IRA subscribers should provide their social security number. Other entities should provide their taxpayer identification number.

          (__) Check box if you are a non-resident alien

          (__) Check box if you are a U.S. citizen residing outside of the United States

          (__) Check this box if you are subject to backup withholding

          Subscriber's Name and Social Security No.
                                                   ----------------------------

          Joint Subscriber's  Name and Social Security No.
                                                          ---------------------

          Taxpayer Identification No.
                                               ---------------------------

     3. MEMBER REPORT ADDRESS. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

          Address:
                        -------------------------------------------

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     4.   STATE OF RESIDENCE.

          State of Principal Residence:
                                                        ------------------
          State where driver's license is issued
                                                        ------------------
          State where income taxes are filed
                                                        ------------------

          State(s) in which you have maintained your principal residence during the past three years:

          ---------------------- ---------------------- ----------------------
           a.                     b.                     c.
          ---------------------- ---------------------- ----------------------

     5. SUITABILITY STANDARDS. You cannot invest in EKAE unless you meet one, or more, of the suitability tests set forth below. Please review the suitability tests and check the box(es) next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests above will be applied on a joint basis.

          (__) I (We) participate in physical labor, operations or management of a farming operation and file a Schedule F as part of our annual Form 1040 or 1041 filing with the Internal Revenue Service;

          (__) I (We) are a duly authorized officer of a family farm corporation, member or manager of a family farm limited liability company, general manager of a family farm limited partnership or trustee of a family trust actively engaged in farming;

          (__) I (We) own agricultural land and receive, as rent, a share of the crops or animals raised on the land;

          (__) I (We) have annual income from whatever source of at least
               $45,000, exclusive of home, furnishings and automobiles; or

          (__) I (We) have a net worth of at least $150,000, exclusive of home, furnishings and automobiles.

     6. SUBSCRIBER'S REPRESENTATIONS AND WARRANTIES. You must read and certify your representations and warranties and sign and date this Subscription Agreement.

          By signing below the subscriber represents and warrants to EKAE that he, she or it:
          a.   has received a copy of EKAE's Prospectus;
          b. has been informed that the Units of EKAE are offered and sold in reliance upon a federal securities registration, a Kansas and a Missouri securities registrations, and exemptions from securities registrations in various other states, and understands that the Units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;
          c.   has been informed that the securities purchased pursuant to this
               Subscription Agreement have not been registered under the
               securities laws of any state other than the States of Missouri and Kansas, and that EKAE is relying in part upon the representations of the undersigned Subscriber contained herein;
          d. has been informed that the securities subscribed for have not been approved or disapproved by the Kansas or Missouri Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;
          e. intends to acquire the Units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Units or any portion thereof to any other person;
          f. understands that there is no present market for EKAE's membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;
          g. has been encouraged to rely upon the advice of his legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units;
          h. has received a copy of the EKAE Operating Agreement, and understands that upon closing the escrow by EKAE, the subscriber and the membership units will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;
          i. understands that the Units are subject to substantial restrictions on transfer under state securities laws along with restrictions in the EKAE Operating Agreement and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;
          j. meets the suitability test marked in Item 5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;
          k. understands that EKAE will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of EKAE in their sole discretion:

                    THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED OPERATING AGREEMENT AS AGREED TO BY EACH MEMBER.

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE

                    SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

          l. understands that, to enforce the above legend, EKAE may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;
          m. has knowledge and experience in business and financial matters as to be able to evaluate the merits and risks of an investment in the Units, believes that the investment in Units is suitable for the subscriber and can bear the economic risk of the purchase of Units including the total loss of the undersigned's investment;
          n. may not transfer or assign this subscription agreement, or any of the subscriber's interest herein;
          o. has written his, her, or its correct taxpayer identification number under Item 3 on this subscription agreement;
          p. is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service ("IRS") that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item 2 is checked);
          q. understands that execution of the attached Promissory Note and Security Agreement will allow EKAE or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and
          r. Acknowledges that EKAE may retain possession of certificates representing subscriber's Units to perfect its security interest in those Units.

SIGNATURE OF SUBSCRIBER/JOINT SUBSCRIBER:

DATE:
             ------------------------------

INDIVIDUALS:                                            ENTITIES:


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  Name of Individual Subscriber (Please Print)          Name of Entity (Please Print)



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  Signature of Individual                               Print Name and Title of Officer



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  Name of Joint Individual Subscriber (Please Print)      Signature of Officer



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  Signature of Joint Individual Subscriber

         ACCEPTANCE OF SUBSCRIPTION BY EAST KANSAS AGRI-ENERGY, L.L.C.:

East Kansas Agri-Energy, L.L.C. hereby accepts the subscription for the above Units.

Dated this           day of                        , 200    .
           ---------        -----------------------     ----

EAST KANSAS AGRI-ENERGY, L.L.C.


By:
    -------------------------------------

Its:
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                     PROMISSORY NOTE AND SECURITY AGREEMENT

Date of Subscription Agreement:                                    , 200  .
                                -----------------------------------     --

                                 $1,100 PER UNIT
 MINIMUM INVESTMENT OF 10 UNITS ($11,000), 1 UNIT INCREMENTS THEREAFTER ($1,100)

                      Number of Units subscribed
---------------------

                      Total Purchase Price ($1,100 per Unit multiplied by number --------------------- of Units subscribed)

(                  )  Less Initial Payment (10% of Principal Amount)
---------------------

                      Principal Balance
---------------------

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of East Kansas Agri-Energy, L.L.C., a Kansas limited liability company ("EKAE"), at its principal office located 210 1/2 East 4th Avenue, PO Box 225, Garnett, Kansas 66032, or at such other place as required by EKAE, the Principal Balance set forth above in one lump sum to be paid without interest within 20 days following the call of the EKAE Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of EKAE.

The undersigned agrees to pay to EKAE on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys' fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Kansas.

The provisions of this Promissory Note and Security Agreement shall inure to the benefit of EKAE and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.

The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.

The undersigned grants to EKAE, and its successors and assigns ("Secured Party"), a purchase money security interest in all of the undersigned's Membership Units of EKAE now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.

Dated:              , 200  .
OBLIGOR/DEBTOR:                           JOINT OBLIGOR/DEBTOR:


--------------------------------------    --------------------------------------
Printed or Typed Name of Obligor          Printed or Typed Name of Joint Obligor

By:                                       By:
    ----------------------------------    --------------------------------------
    [Signature)                           (Signature)


--------------------------------------
Officer Title if Obligor is an Entity


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--------------------------------------
Address of Obligor

                              MEMBER SIGNATURE PAGE

                                     ADDENDA
                                     TO THE
                         EAST KANSAS AGRI-ENERGY, L.L.C.
                    AMENDED AND RESTATED OPERATING AGREEMENT


     The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in East Kansas Agri-Energy, L.L.C. (the "Company"), has received a copy of the Amended and Restated Operating Agreement, dated March 13, 2002, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Agreement from and after the date of execution hereof.

INDIVIDUALS:                                            ENTITIES:


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  Name of Individual Subscriber (Please Print)          Name of Entity (Please Print)



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  Signature of Individual                               Print Name and Title of Officer



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  Name of Joint Individual Subscriber (Please Print)    Signature of Officer



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  Signature of Joint Individual Subscriber


Agreed and accepted on behalf of the
Company and its Members:

EAST KANSAS AGRI-ENERGY, L.L.C.


By:
    ------------------------------------------------

Its:
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